Exhibit 10.9 Stock Option Agreement with April E. Frisby of Weed & Co. LLP

STOCK OPTION AGREEMENT

OPTION AGREEMENT, dated as of this 29th day of August , 2005 between CYBER DIGITAL, INC. (the "Company") and April Frisby of Weed & Co. LLP (the "Optionee").

WHEREAS, the Board of Directors of the Company duly adopted a resolution to grant Stock Options to certain key employees, directors and consultants to the Company:

WHEREAS, the Optionee is a key employee or a director of the Company or a consultant to the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, it is mutually agreed as follows:

1. The Company hereby grants to the Optionee an option to purchase an aggregate of Fifty Thousand shares of the Company's treasury or authorized but unissued Common Stock, par value $.01 per share, at a purchase price of $0.50 per share. It is intended that the Option shall not qualify as an "incentive stock option" as defined in section 422 of the Internal Revenue Code of 1986.

2. The option granted hereunder may be exercised in part or full amount of the shares subject thereto at any time. Any unexercised portion of the options shall expire and cease to be exercisable at 12.01 a.m. on the fifth anniversary from the date hereof.

Notice of the exercise of the option hereby granted shall include a representation that any of the option shares purchased shall be acquired as an investment and not with a view to, or for sale in connection with, any public distribution.

3. The option hereby granted may be exercised only by written notice of intent to the Company at its principal offices. Such notice shall state the number of shares in respect of which the option is being exercised and shall be accompanied by payment for such shares in cash, a promissory note of 45 days duration or one-time cashless exercise at the discretion of the Optionee. In case of cashless exercise, the Net Number of shares to be issued shall be equal to [(AxB) - (Ax0.50)]/B, where A= the number of shares with respect to which the option is being exercised, and B= the closing price of the common stock immediately preceding the date of exercise notice.

4. If any options are exercised, the Optionee acknowledges that the certificates representing the shares shall bear a legend in substantially the following form:

The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the Act) and may not be sold, or otherwise disposed of unless such shares are covered by a registration statement or, in the opinion of counsel to the Company, such shares are exempt from registration under the Act.

Optionee shall have the right to require registration of the shares on a registration statement which shall be prepared and filed by the Optionee at the expense of Optionee.

5. The options granted hereunder may not be transferred or assigned otherwise than by Will or by the laws of descent and distribution. During the lifetime of the optionee, the options shall be exercisable only by the Optionee. Any attempted transfer or assignment of the option contrary to the provisions hereof shall be null and void and without effect. The Company shall have the right to terminate the options in the event of any such attempted transfer or assignment, by notice to that effect to the Optionee. The Company does not have any obligation to recognize any invalid transfer.

6. The Optionee shall not be deemed for any purposes to have any of the rights of a shareholder of the Company with respect to any of the optioned shares except to the extent that the option herein granted shall have been exercised and a stock certificate issued therefor.

7. In the event of any recapitalization, stock split, stock dividend, combination of shares or reorganization, the Board of Directors shall take all necessary action as the Board deems appropriate to preserve the rights of the holder of these options substantially proportionate to the rights existing prior to the event causing the change in the number of shares, including any increase or decrease in the number of shares. A decision of the Board made in good faith implementing the adjustments required hereunder shall be final and binding.

The Optionee agrees that any shares so acquired may not be sold or otherwise disposed of by the Optionee except in compliance with applicable securities laws, and that the Optionee will execute such documents and abide by such restrictions as the Company's counsel reasonably deems appropriate from time to time to assure compliance with such laws.

The granting and exercising of options thereunder, and the obligations of the Company to sell and deliver shares under such options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8. This Agreement shall be governed by the laws of the State of New York.

9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CYBER DIGITAL, INC.

By:_/s/ J.C. Chatpar

Name: J.C. Chatpar

Title: President

Optionee

By:/s/April Frisby

Name: April Frisby